Exhibit 13.1

Certification by the Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, as adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Opera Limited (the “Company”) on Form 20-F, as amended by Amendment No. 1 thereto, for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James Yahui Zhou, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2024

By:	/s/ James Yahui Zhou
Name:	James Yahui Zhou
Title:	Chief Executive Officer